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EXHIBIT 10.26

AMENDED AND RESTATED

AGREEMENT FOR PURCHASE OF INVENTORY

        THIS AMENDED AND RESTATED AGREEMENT FOR PURCHASE OF INVENTORY ("Agreement") is entered into by and between Sanmina-SCI Corporation, a Delaware corporation ("Buyer"), and Photon Dynamics, Inc., a California corporation ("Seller"), as of January 29, 2002 and performance hereunder shall commence on February 1, 2002 (the "Commencement Date").

RECITALS

Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, certain inventory of Seller.

Buyer and Seller are parties to the Agreement for the Purchase of Inventory (the "Prior Agreement") dated December 10, 2001 (the "Effective Date").

Buyer and Seller desire to amend and restate the Prior Agreement and accept the rights and obligations hereof in lieu of their rights and obligation under the Prior Agreement.

Now, therefore, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.
Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by Buyer and Seller. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

2.
Sale and Purchase. Seller shall sell to Buyer the inventory described in Exhibit A (the "Exhibit A Inventory") and in the list delivered concurrently herewith and designated "Additional Inventory" (the "Other Inventory") (collectively the "Inventory"), F.O.B. Seller's Address: 6325 San Ignacio Avenue, San Jose, California 95119. Buyer shall buy the Inventory exclusively from Seller at the prices set forth in Exhibits A and the list of Other Inventory until such time that Seller's Inventory is completely depleted, at which time Buyer may purchase Inventory from other suppliers approved by Seller.

3.
Delivery. Delivery of the Other Inventory shall be made on the Commencement Date of this Agreement. Delivery of the Exhibit A Inventory shall be made in quantities determined solely by the Buyer on the first day of each of Seller's subsequent fiscal quarters during the term of this Agreement. Delivery of the Inventory by Seller to the carrier at the point of shipment shall constitute delivery to Buyer, subject to the lien of Seller for the unpaid purchase price. Seller shall not be liable for any failure to deliver if the failure is occasioned by fire, embargo, strike, inability to secure materials or any other circumstances beyond the control of the Seller which shall hinder Seller's performance of this Agreement.

4.
Payment. Payment shall be made to Seller within thirty (30) days of the date of Seller's invoice.

5.
Specifications and Warranties. The Inventory shall conform to the specifications set forth in Exhibit A. SELLER MAKES NO OTHER WARRANTIES TO BUYER, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.
Claims. Buyer waives any claim or defense based on the quality of the Inventory unless such claim is made to Seller within thirty (30) days after Buyer learns of the defect, or ninety (90) days after delivery, whichever is sooner. All claim of Buyer shall be made in writing to Seller at its address set forth below.

7.
Remedies of Buyer Upon Seller's Default. Seller shall, without limitation, be in default of this Agreement if Seller shall become insolvent, if at any time the property of Seller is seized or otherwise in the possession of a receiver or trustee; or if Seller shall fail to ship Inventory to Buyer at the time required; but Seller shall not be in default for nonperformance due to fire, power failure, natural disaster, labor difficulties, riot, federal or state laws or regulations, acts or defaults of common carriers or other cause beyond the reasonable control of Seller. In the event that Seller's default continues uncured for 90 days after written notice from Buyer, Buyer may by written notice to Seller exorcise the following remedies:

(a)
Terminate this Agreement; or

(b)
Terminate this Agreement as to the portion of the Inventory in default only and purchase within 30 days an equal quantity of Inventory of the same kind and grade from a third party supplier.

  Notwithstanding the foregoing, if the default consists of a failure by Seller to ship at the time required, Buyer may terminate this Agreement by written notice only if Seller does not ship the Inventory within 30 days after Buyer has delivered written notice to Seller of the default.

8.
Remedies of Seller Upon Buyer's Default. Buyer shall, without limitation, be in default of this Agreement if Buyer shall become insolvent, shall fail to make any payment to Seller when due under this or any other agreement between Buyer and Seller, or if at any time the property of Buyer is seized or otherwise in the possession of a receiver or trustee; but Buyer shall not be in default for nonperformance due to fire, power failure, natural disaster, labor difficulties, riot, federal or state laws or regulations, acts or defaults of common carriers or other cause beyond the reasonable control of Buyer. In the event that Buyer's default continues uncured for 90 days after written notice from Seller, Seller may by written notice to Buyer exercise the following remedies:

(a)
Terminate this Agreement;

(b)
Terminate this Agreement as to the portion of the Inventory in default only; or

(c)
Terminate this Agreement as to any unshipped balance.

  Notwithstanding the foregoing, if the default consists of a failure by Buyer to make any payment when due, Seller may terminate this Agreement by written notice only if Buyer does not make payment within 30 days after Seller has delivered written notice to Buyer of the default.

9.
Term and Termination. This Agreement shall begin on the Effective Date and continue in effect until (i) this Agreement is terminated pursuant to Section 7 or Section 8 above; or (ii) Seller's Inventory is completely depleted; or (iii) the termination of that certain Manufacturing Services Agreement between the parties and dated on or about December 10, 2001; whichever is soonest.

10.
Integration of Agreements; Waivers. This Agreement is the entire contract between the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations between them related hereto. This Agreement may be amended only in writing signed by the duly authorized representatives of the parties. All waivers hereunder must be made in writing, and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of this Agreement shall not be construed as a waiver of any continuing or succeeding breach.

11.
Notices. All notices required or permitted under this Agreement shall be in writing and personally delivered or mailed, by certified mail, return receipt requested, and addressed as shown below.

12.
Construction and Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of California without regard to its rules regarding conflict of laws. For any dispute arising out of this Agreement, the parties consent to personal and exclusive jurisdiction of and venue in the state and federal courts within Santa Clara County, California.

13.
Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTIAL OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID OR DUE TO SELLER HEREUNDER. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.
Assignment. Neither party shall assign this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party; provided however, that either party may assign its rights and obligations hereunder in the event of a change of control or sale of all or substantially all of its assets related to the Agreement, whether by merger, reorganization, operation of law, or otherwise. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and incur to the benefit of their successors, executors or administrators.

15.
Relationship of Parties. The relationship of the parties is that of independent contractors. This Agreement does not create a partnership, joint venture or fiduciary relationship of any kind between the parties. No one party is the agent of the other and neither party is authorized to act on behalf of the other party.

16.
Severability. In the event that any provision or provisions of this Agreement should be invalid, the remainder of this Agreement shall remain in full force and effect. The parties agree to replace such invalid provision or provisions by valid ones which will have an economic effect as close as possible to the invalid provision or provisions.

17.
Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

18.
Seller will pass on to Buyer all manufacturing and component warranties to the extent they are transferable. Seller will not independently warrant any component.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.

Signed	/s/ Tom Spies	Signed	/s/ Vincent S. Sollitto
Name:	Tom Spies	Name:	Vincent S. Sollitto
Title:	Vice President General Manager	Title:	President and CEO
SANMINA-SCI CORPORATION		PHOTON DYNAMICS, INC.

Exhibit A: Includes all high dollar material to support the Photon requirements generated from a 90 day Purchase Order and an additional 9 month Forecast. Sanmina-SCI will purchase inventory, per attached Exhibit A, from Photon on a quarterly basis until the existing inventory at PDI is depleted. Quarterly inventory purchases should occur 6 weeks prior to the beginning of the next quarter and should be a 1 time quarterly transfer.

Other Inventory: Includes all other material to support the Photon requirements generated from a 90 day Purchase Order and an additional 9 month Forecast. Sanmina-SCI will purchase inventory, per the list delivered by Seller to Buyer concurrently herewith on the effective date of the Manufacturing Services Agreement.

Exhibit A

Stages:	018915	ILW410
	021003	AC2K
	030001	AC3K / AS520
Lower Frames:	018830	ILW410
	021508	AC2K
Lasers:	018777	ILW410
	018949	ILW410
	040075	AS520
Laser Drawer:	018778	ILW410
Cameras:	021288	AC2K
	030201	AC3K
Environmental Chambers:	019357	ILW410
	019800	AC2K
	030835	AC3K/AS520

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  EXHIBIT 10.26
Exhibit A